POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that the undersigned hereby constitutes and appoints Lawrence K. Workman, Jr., Brent A.
Ashley, Anita V. Mills Matos, Valerie Van Dyke, Jessica Savage, Eric Orsic and Andrew C. Thomas, and each of them, as the true and lawful attorney or attorneys-in-fact, with full power of substitution and revocation, for the undersigned and in the name, place and stead of the undersigned, in any and all capacities, to execute, on behalf of the undersigned, any and all statements or reports under Section 16 of the Securities Exchange Act of 1934, as amended, with respect to the beneficial ownership of shares of Class A Common Stock, par value $0.01 per share, of Hamilton Beach Brands Holding Company (the "Company") and Class B Common Stock, par value $0.01 per share, of the Company, including, without limitation, a Form ID, all initial statements of beneficial ownership on Form 3, all statements of changes of beneficial ownership on Form 4 and all annual statements of beneficial ownership on Form 5 and any and all other documents that may be required, from time to time, to be filed with the Securities and Exchange Commission, to execute any and all amendments or supplements to any such statements or forms, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting to said attorney or attorneys-in-fact, and each of them, full power and authority to do so and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorney or attorneys-in-fact or any of them or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.
David B.H. Williams

Margo Jamison Victoire Williams 2004 Trust created by the Agreement, dated December 10, 2004, between David B.H. Williams, as trustee, and Clara Rankin Williams, creating a trust for the benefit of Margo Jamison Victoire Williams;

Helen Charles Williams 2004 Trust created by the
Agreement, dated December 10, 2004, between
David B.H. Williams, as trustee, and Clara Rankin
Williams, creating a trust for the benefit of Helen
Charles Williams;

The David B.H. Williams Trust, David B.H. Trustee u/a/d October 14, 2009;

CRW 2020 GST Trust for Margo J.V. Williams;
CRW 2020 GST Trust for Helen C. Williams;
	By:  David B.H. Williams, as Trustee

Helen Charles Williams (by David B.H. Williams
as Custodian)
	By:  David B.H. Williams, as Custodian


Name:	 /s/ David B.H. Williams
	David B.H. Williams
Date:	July 31, 2023
Address:  	4421 Waterfront Drive
	   	Glen Allen, VA  23060